UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2010

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (the “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Comfort Systems USA, Inc., dated July 20, 2010 (the “Form 8-K”). The purpose of this Form 8-K/A is to amend Exhibit 10.1 of the Form 8-K to correct typographical errors and to include schedules and exhibits that were inadvertently omitted. Except for the amendment of Exhibit 10.1, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Form 8-K.

Item 1.01               Entry into a Material Definitive Agreement

On July 16, 2010, Comfort Systems USA, Inc. (the “Company”) entered into an amended and restated senior credit facility (the “Facility”) arranged by Wells Fargo Bank, National Association and provided by a syndicate of banks including Bank of Texas, N.A., Capital One, N.A., Regions Bank, and Branch Bank & Trust Company (BB&T). The Facility is secured by substantially all of the Company’s assets except for assets related to projects subject to surety bonds.  The Facility consists of a revolving credit facility that provides a $125 million line of credit to the Company.   This line of credit replaces the Company’s prior credit facility, which was entered into on February 20, 2007.

The new Facility will expire in July 2014.  The Facility contains only two financial covenants, which are:

Leverage Ratio — The Facility requires that the ratio of the Company’s Consolidated Total Indebtedness to its Consolidated EBITDA not exceed 2.50.

Fixed Charge Coverage Ratio — The Facility requires that the ratio of (a) Consolidated EBITDA, less non-financed capital expenditures, tax provision, dividends and amounts used to repurchase stock to (b) the sum of interest expense and scheduled principal payments be at least 2.00; provided that the numerator of the fixed charge coverage ratio will be reduced by stock repurchases and dividends as specified above only if the Company’s Net Leverage Ratio (Consolidated Total Indebtedness minus cash in excess of $30 million, divided by Consolidated EBITDA) exceeds 1.0 to 1.0.  Capital expenditures, tax provision, dividends and stock repurchase payments are defined under the Facility for purposes of this covenant to be amounts for the four quarters ending as of any given quarterly covenant compliance measurement date.

Other Restrictions — The Facility permits acquisitions of up to $5 million per transaction, provided that the aggregate purchase price of such an acquisition and of acquisitions in the preceding 12 month period does not exceed $10 million.  However, these limitations only apply when the Company’s Net Leverage Ratio is equal to or greater than 1.5 to 1.0.

The Company also issued a press release announcing the new Facility.  A copy of the press release has been furnished as Exhibit 99.1 to this current report.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Facility.  The above description is qualified in its entirety by reference to the Facility, which is filed as Exhibit 10.1 to this current report.

Item 9.01 Financial Statements and Exhibits

The following exhibits are included herein:

10.1 Second Amended and Restated Credit Agreement by and among Comfort Systems USA, Inc., as Borrower and Wells Fargo Bank, National Association, as Administrative Agent/Wells Fargo Securities LLC, as Sole Lead Arranger and Sole Lead Book Runner/ Bank of Texas, N.A., Capital One, N.A. and Regions Bank as Co-Syndication Agent / and Certain Financial Institutions as Lenders.

99.1 Press Release dated July 19, 2010 (previously filed).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

	By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and General Counsel
Date: July 22, 2010